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                                                                EXHIBIT 11
                  PHARMACIA & UPJOHN, INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER COMMON SHARE - PRIMARY
                     (In millions, except per-share data)



                                                                         Three Months                  Nine Months
                                                                       Ended September 30,           Ended September 30,
                                                                         1996          1995            1996         1995
                                                                        ------        ------          ------       ------
Net earnings                                                            $203.8        $230.9          $336.1       $700.5
Dividends on preferred stock, net of tax                                   3.2           3.1             9.5          9.3
                                                                        ------        ------          ------       ------
Net earnings on common shares - primary                                 $200.6        $227.8          $326.6       $691.2
                                                                        ======        ======          ======       ======

Average number of common shares outstanding                              508.6         503.9           508.4        504.4
Number of common shares issuable assuming
  exercise of stock options                                                4.1           3.1             3.9          1.7
Contingently issuable incentive common shares                               .5            .5              .5           .5
                                                                         -----         -----           -----        -----
Total shares - primary                                                   513.2         507.5           512.8        506.6
                                                                         =====         =====           =====        =====

Primary earnings per common share                                       $.  39        $  .45          $  .64       $ 1.36
                                                                        ======        ======          ======       ======




          COMPUTATION OF EARNINGS PER COMMON SHARE - FULLY DILUTED(1)


Net earnings                                                            $203.8        $230.9          $336.1       $700.5
Less ESOP contribution assumed to be required
  if preferred shares are converted into common
  shares                                                                   1.0           1.1             3.1          3.5
Less tax benefit of preferred stock dividend on
  allocated shares                                                          .4            .3             1.0           .8
Plus tax benefit assumed on common stock dividend                           .2            .1              .6           .5
                                                                        ------        ------          ------       ------
Net earnings on common shares - fully diluted                           $202.6        $229.6          $332.6       $696.7
                                                                        ======        ======          ======       ======

Average number of common shares outstanding                              508.6         503.9           508.4        504.4
Number of common shares issuable assuming
  exercise of stock options                                                4.1           3.3             3.9          3.3
Contingently issuable incentive common shares                               .5            .5              .5          1.1
Number of common shares issuable assuming
  conversion of preferred shares                                          10.3          10.5            10.4         10.5
                                                                         -----         -----           -----        -----
Total shares - fully diluted                                             523.5         518.2           523.2        519.3
                                                                        ======        ======          ======       ======

Fully diluted earnings per common share                                   $.39          $.44            $.64        $1.34
                                                                          ====          ====            ====        =====



(1) This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.


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